Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated April 20, 2000, with respect to the financial statements of Avic Technologies, LTD as of and for the period March 4, 1999 (date of incorporation) to December 31, 1999, filed with the Securities and Exchange Commission.


/s/Kingery, Crouse & Hohl, P.A.

KINGERY, CROUSE & HOHL, P.A.
Tampa, Florida
January 2, 2001